Exhibit 4.1

WELLS FARGO & COMPANY

AND

THE BANK OF NEW YORK TRUST COMPANY, N.A.

Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 5, 2006

to

INDENTURE

Dated as of August 1, 2005

Junior Subordinated Debt Securities

TABLE OF CONTENTS

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ARTICLE ONE DEFINITIONS		3

Section 101.	Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this First Supplemental Indenture and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture and the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular:	3

ARTICLE TWO TERMS OF SERIES OF DEBT SECURITIES		9

Section 201.	Terms of the CENts. Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Debt Securities, the terms of which shall be as follows:	9

ARTICLE THREE REPAYMENT OF THE DEBENTURES		18

Section 301.	Repayment. The Company shall, not more than 15 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of CENts to be repaid on such date pursuant to Section 201(d).	18

Section 302.	Selection of CENts to be Repaid. If less than all the CENts are to be repaid on any Repayment Date (unless the CENts are issued in the form of a Global Security or held by the Property Trustee), the particular CENts to be repaid shall be selected not more than 60 days prior to such Repayment Date by the Trustee, from the Outstanding CENts not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any CENt, provided that the portion of the principal amount of any CENt not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).	18

Section 303.	Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th day, and not later than the 10th Business Day, prior to the Repayment Date, to each Holder of CENts to be repaid, at the address of such Holder as it appears in the Security Register.	18

Section 304.	Deposit of Repayment Amount. Prior to 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 303, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest (including Additional Interest) on, all the CENts which are to be repaid on that date.	19

Section 305.	Repayment of CENts. If any notice of repayment has been given as provided in Section 303, the CENts or portion of the CENts with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such CENts at a Place of Payment in

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Table of Contents

(continued)

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	said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any Additional Interest) to the Repayment Date; provided that, except in the case of a repayment in full of all Outstanding CENts, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such CENts, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture.	19

ARTICLE FOUR MISCELLANEOUS		20

Section 401.	Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 through operation of Section 318(c) thereof, such imposed duties shall control.	20

Section 402.	Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.	20

Section 403.	Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.	20

Section 404.	Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.	20

Section 405.	Benefit of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the CENts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the Holders, and, to the extent set forth in Section 201(m), the holders of the Capital Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.	20

Section 406.	Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.	20

Section 407.	No Representations by Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.	20

Section 408.	Amendments. Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the consent of the Holders of the CENts shall not be required to effect any amendment required in order to make this First Supplemental Indenture consistent with the description of the First Supplemental Indenture contained in the Prospectus, dated June 19, 2006, as supplemented by the Prospectus Supplement, dated November 27, 2006, relating to the Capital Securities.	20

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FIRST SUPPLEMENTAL INDENTURE, dated as of December 5, 2006, between WELLS FARGO & COMPANY, a Delaware corporation (hereinafter called the “Company”) having its principal place of business at 420 Montgomery Street, San Francisco, California 94163, and THE BANK OF NEW YORK TRUST COMPANY, N.A. (as successor in interest to J.P. Morgan Trust Company, N.A.), not in its individual capacity but solely as trustee under the Indenture referred to herein and under this First Supplemental Indenture (hereinafter called the “Trustee”), having its Corporate Trust Office at 227 West Monroe Street, Suite 2600, Chicago, IL 60606.

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore executed and delivered a certain Indenture, dated as of August 1, 2005 (the “Indenture”), providing for the issuance from time to time of Debt Securities;

Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Debt Securities of any series as permitted by Sections 201 and 301 of the Indenture;

Pursuant to Sections 201 and 301 of the Indenture, the Company desires to provide for the establishment of a new series of Debt Securities under the Indenture, the form and substance of such Debt Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

The conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been satisfied and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Debt Securities of the series established by this First Supplemental Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such Debt Securities, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

ARTICLE ONE

DEFINITIONS

Section 101. Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this First Supplemental Indenture and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture and the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular:

“Administrative Trustees” has the meaning set forth in Section 201(a).

“APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the CENts and (ii) the fifth anniversary of the commencement of such Deferral Period.

“APM Period” means, with respect to any Deferral Period, the period commencing on the APM Commencement Date and ending on the next Interest Payment Date on which the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including Additional Interest, on the CENts.

“Bankruptcy Event” means any of the events set forth in Section 501(2) or (3) of the Indenture.

“Business Day” means any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (ii) on or after December 15, 2036, a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market.

“Calculation Agent” means Wells Fargo Bank, National Association, or any other firm appointed by the Company, acting as calculation agent for the CENts.

“Capital Securities” has the meaning set forth in the Trust Agreement.

“Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.

“CENts” has the meaning set forth in Section 201(a).

“Common Stock Issuance Cap” has the meaning set forth in Section 201(j)(1).

“Current Stock Market Price” of the Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted, (ii) if the Common Stock is not either listed on any U.S. securities exchange or quoted on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company elects pursuant to Section 201(g) to defer all or part of any interest payment and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the CENts.

“Distribution Date” has the meaning set forth in the Trust Agreement.

“Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance or sale of Common Stock up to the Maximum Share Number or Preferred Stock up to the Preferred Stock Issuance Cap to Persons that are not Subsidiaries.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Final Repayment Date” has the meaning set forth in Section 201(d)(iii).

“Guarantee” has the meaning set forth in Section 201(a).

“Interest Payment Date” means a Monthly Interest Payment Date or a Semi-Annual Interest Payment Date, as the case may be.

“Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, December 5, 2006) to but excluding the next Interest Payment Date.

“Issuer Trust” has the meaning set forth in Section 201(a).

“Make-Whole Redemption Price” means the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date (assuming for this purpose the repayment in full of the CENts on the Scheduled Maturity Date), on the CENts being prepaid, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of (i) 0.375% in the case of a redemption pursuant to clause (i) of Section 201(l) or (ii) 0.50% in the case of a redemption pursuant to clause (ii) of Section 201(l).

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) trading in securities generally on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock and/or the Company’s preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;

(b) the Company would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue Common Stock or Preferred Stock pursuant to Section 201(j) or to issue Qualifying Capital Securities pursuant to Section 201(d), as the case may be, and the Company fails to obtain such consent or approval notwithstanding its commercially reasonable efforts to obtain such consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under Section 201(j));

(c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Common Stock or Preferred Stock or Qualifying Capital Securities, as the case may be, would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such offering document or necessary to make the statements in such offering document not misleading and either (i) the disclosure of such event, in the Company’s reasonable judgment, would have a material adverse effect on its business or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate such transaction; provided that one or more events described in this clause (c) shall not constitute a Market Disruption Event (A) with respect to more than one Semi-Annual Interest Payment Date (or after the Scheduled Maturity Date, six consecutive Monthly Interest Payment Dates) in any APM Period with respect to the Company’s obligations pursuant to Section 201(j) or (B) with respect to more than six Monthly Interest Payment Dates (whether or not consecutive) in addition to the Scheduled Maturity Date in connection with the Company’s obligations pursuant to Section 201(d); or

(d) the Company reasonably believes that the offering document for the offer and the sale of Common Stock or Preferred Stock or Qualifying Capital Securities, as the case may be, would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (b) or (c) above) and the Company is unable to comply with such rule or regulation or such compliance is impracticable; provided that one or more events described in this clause (d) shall not constitute a Market Disruption Event (A) with respect to more than one Semi-Annual Interest Payment Date (or after the Scheduled Maturity Date, six consecutive Monthly Interest Payment Dates) in any APM Period with respect to the Company’s obligations pursuant to Section 201(j) or (B) with respect to more than six Monthly Interest Payment Dates (whether or not consecutive) in addition to the Scheduled Maturity Date in connection with the Company’s obligations pursuant to Section 201(d).

“Maximum Share Number” has the meaning set forth in Section 201(j)(4).

“Monthly Interest Payment Date” has the meaning set forth in Section 201(e).

“One-month LIBOR” means, with respect to any Interest Period beginning on or after the Scheduled Maturity Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that Interest Period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the LIBOR determination date for that Interest Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, one-month LIBOR for that Interest Period will be the same as one-month LIBOR as determined for the previous Interest Period or, in the case of the Interest Period commencing on the Scheduled Maturity Date, 5.32%. The establishment of one-month LIBOR for each Interest Period commencing on or after the Scheduled Maturity Date by the Calculation Agent shall (in the absence of manifest error) be final and binding. For purposes of this definition, “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England; “LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant Interest Period; “MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the Telerate Page 3750 or any replacement page or pages on that service; and “Telerate Page 3750”‘ means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

“Parity Securities” has the meaning set forth in Section 201(g)(i).

“Preferred Stock” means non-cumulative perpetual preferred stock of the Company that (i) contains no remedies other than Permitted Remedies and (ii)(a) is subject to Intent-Based Replacement Disclosure and has a Mandatory Trigger Provision or (b) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant.

“Preferred Stock Issuance Cap” has the meaning set forth in Section 201(j)(1).

“Repayment Date” means the Scheduled Maturity Date and each Monthly Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the CENts.

“Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for the Company or any of its Subsidiaries (a “Rating Agency”) in assigning equity credit to securities such as the CENts, as such methodology was in effect on November 27, 2006 (the “Current Criteria”), which change results in a lower equity credit being assigned by such Rating Agency to the CENts as of the date of such change than the equity credit that would have been assigned to the CENts as of the date of such change by such Rating Agency pursuant to its Current Criteria.

“Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of December 5, 2006, of the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof, but only to the extent Holders of a majority in Outstanding principal amount of the CENts shall have consented to such amendment or supplement.

“Scheduled Maturity Date” has the meaning set forth in Section 201(d).

“Semi-Annual Interest Payment Date” has the meaning set forth in Section 201(e).

“Senior Debt” has the meaning set forth in the Indenture, as modified by Section 201(q).

“Subsidiary” means, with respect to any Person:

(a) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;

(b) any partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or

(c) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.

“Tax Event” means, for purposes of the CENts, the Company has requested and received an Opinion of Counsel experienced in such matters to the effect that, as a result of:

(a) any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after November 27, 2006;

(b) any proposed change in those laws or regulations that is announced after November 27, 2006;

(c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after November 27, 2006; or

(d) any threatened challenge asserted in connection with an audit of the Issuer Trust, the Company or its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the CENts or the Capital Securities, there is more than an insubstantial risk that:

(i) the Issuer Trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the CENts,

(ii) interest payable by the Company on the CENts is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or

(iii) the Issuer Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange, or if not then listed on The New York Stock Exchange, a day on which the Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which the Common Stock is quoted in the over-the-counter market.

“Treasury Dealer” means J.P. Morgan Securities Inc. (or its successor) or, if J.P. Morgan Securities Inc. (or its successor) refuses to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Price or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.

“Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that trading day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as are commercially reasonable under the circumstances.

“Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the Redemption Date).

“Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the CENts being redeemed in a tender offer based on a spread to United States Treasury yields.

“Trust Agreement” has the meaning set forth in Section 201(a).

(b) “Intent-Based Replacement Disclosure”, “Mandatory Trigger Provision”, “Permitted Remedies” and “Qualifying Capital Securities” shall have the respective meanings set forth in the Replacement Capital Covenant as in effect on the date hereof or as it may be amended with the consent of the Holders of a majority in Outstanding principal amount of the CENts.

ARTICLE TWO

TERMS OF SERIES OF DEBT SECURITIES

Section 201. Terms of the CENts. Pursuant to Sections 201 and 301 of the Indenture, there is hereby established a series of Debt Securities, the terms of which shall be as follows:

(a) Designation. The Debt Securities of this series shall be known and designated as the “5.95% Capital Efficient Notes due 2086” of the Company (the “CENts”). The CUSIP number of the CENts is 949746NL1. The CENts initially shall be issued to Wells Fargo Capital X, a Delaware statutory trust (the “Issuer Trust”). The Trust Agreement for the Issuer Trust shall be the Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 5, 2006 (the “Trust Agreement”), among the Company, as Depositor, The Bank of New York Trust Company, N.A., as Property Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees named therein (the “Administrative Trustees”). The Guarantee (the “Guarantee”) will be issued pursuant to the Guarantee Agreement, dated as of December 5, 2006, between the Company and The Bank of New York Trust Company, N.A., as Guarantee Trustee.

(b) Aggregate Principal Amount. The maximum aggregate principal amount of the CENts which may be authenticated and delivered under the Indenture and this First Supplemental Indenture is $1,001,000,000 (except for CENts authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other CENts pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture or Section 305 of this First Supplemental Indenture). To the extent such maximum aggregate principal amount of CENts is not authenticated and delivered on the date hereof, from time to time the Company may execute and deliver, and upon Company Order the Trustee shall authenticate and deliver, additional CENts subject to the immediately preceding sentence.

(c) Form and Denominations. The CENts will be issued only in fully registered form, and the authorized denominations of the CENts shall be $1,000 principal amount and any integral multiple thereof. The CENts will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.

(d) Scheduled Maturity Date. (i) The principal amount of, and all accrued and unpaid interest on, the CENts shall be payable in full on December 15, 2036, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”); provided that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 201(d) in connection with the Scheduled Maturity Date, (A) the principal amount of CENts payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (B) such principal amount of CENts shall be repaid on the Scheduled Maturity Date pursuant to Article Three, and (C) subject to clause (ii) of this Section 201(d), the remaining CENts shall remain outstanding and shall be payable on the immediately succeeding Monthly Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 201(l) or shall become due and payable pursuant to Section 502 of the Indenture. The entire principal amount of the CENts outstanding shall be due and payable on the Scheduled Maturity Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding the Scheduled Maturity Date.

(ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 201(d) in connection with any Monthly Interest Payment Date, the principal amount of CENts repayable on such Monthly Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and shall be repaid on such Monthly Interest Payment Date pursuant to Article Three, and the remaining CENts shall remain outstanding and shall be payable on the immediately succeeding Monthly Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 201(l) or shall become due and payable pursuant to Section 502 of the Indenture. The entire principal amount of the CENts outstanding shall be due and payable on any Monthly Interest Payment Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding such Monthly Interest Payment Date.

(iii) The principal of, and all accrued and unpaid interest on, all outstanding CENts shall be due and payable on December 1, 2086, or if such day is not a Business Day, the following Business Day (the “Final Repayment Date”).

(iv) The obligation of the Company to repay the CENts pursuant to this Section 201(d) on any date prior to the Final Repayment Date shall be subject to (A) its obligations under Section 1801 of the Indenture to the holders of Senior Debt and (B) its obligations under Section 201(h) with respect to the payment of deferred interest on the CENts.

(v) Until the CENts are paid in full, the Company shall use Commercially Reasonable Efforts (as defined in clause (vi) below), subject to a Market Disruption Event:

(A) to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 180-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the Scheduled Maturity Date, on which the Company delivers the notice required by clause (vii) of this Section 201(d) and Section 301, to permit repayment of the CENts in full on the Scheduled Maturity Date pursuant to clause (i) of this Section 201(d); and

(B) if the Company is unable for any reason to raise sufficient proceeds from the issuance of Qualifying Capital Securities to permit repayment in full of the CENts on the Scheduled Maturity Date or any subsequent Monthly Interest Payment Date, to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 30-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the following Monthly Interest Payment Date, on which the Company delivers the notice required by clause (vii) of this Section 201(d) and Section 301, to permit repayment of the CENts in full on such following Monthly Interest Payment Date pursuant to clause (i)(C) of this Section 201(d); and

the Company shall apply any such net proceeds to the repayment of the CENts as provided in clause (viii) of this Section 201(d).

(vi) For purposes of this Section 201(d), “Commercially Reasonable Efforts” to sell Qualifying Capital Securities means commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to Persons other than Subsidiaries in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

(vii) The Company shall, if it has not raised sufficient net proceeds from the issuance of Qualifying Capital Securities pursuant to clause (v) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee (which the Trustee will promptly forward upon receipt to the Administrative Trustees, who shall forward such certificate to each holder of record of Capital Securities) no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net proceeds, if any, raised pursuant to clause (v) above in connection with such Repayment Date. The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (v) above if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing during the 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the 30-day period preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or 30-day period, as the case may be, or (2) the Market Disruption Event continued for only part of the period, but the Company was unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the CENts in full. Each Officers’ Certificate delivered pursuant to this clause (vii), unless no principal amount of CENts is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 301 setting forth the principal amount of the CENts to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 201(d).

(viii) Net proceeds of the issuance of any Qualifying Capital Securities that the Company is permitted to apply to repayment of the CENts on any Repayment Date will be applied, first, to pay deferred interest to the extent of Eligible Proceeds raised pursuant to Section 201(j), second, to pay current interest to the extent not paid from other sources and, third, to repay the principal of CENts; provided that if the Company is obligated to sell Qualifying Capital Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the CENts, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the CENts and those other securities having the same scheduled maturity date as the CENts pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the CENts has been paid in full. If the Company raises less than $5 million of net proceeds from the sale of Qualifying Capital Securities during the relevant 180-day or 30-day period, it will not be required to repay any CENts on the Scheduled Maturity Date or the next Monthly Interest Payment Date, as applicable, but it will use those net proceeds to repay the CENts on the next Monthly Interest Payment Date as of which it has raised at least $5 million of net proceeds.

(e) Rate of Interest. The CENts shall bear interest (i) from and including December 5, 2006 to but excluding the Scheduled Maturity Date at the rate of 5.95% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, and (ii) thereafter, as to any unpaid amounts that remain outstanding, at an annual rate equal to one-month LIBOR plus 1.85%, computed on the basis of a 360-day year and the actual number of days elapsed. Subject to Sections 201(g) and (h), interest on the CENts shall be payable (i) semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2007, until and including the Scheduled Maturity Date (each such date, a “Semi-Annual Interest Payment Date”), or if any such day is not a Business Day, the following Business Day (and no interest shall accrue as a result of such postponement) and (ii) thereafter, on the 15th day of each month, or if any such day is not a Business Day, the following Business Day unless such day would fall in the next calendar month, in which case such payment will be made on the immediately preceding Business Day (each such date, a “Monthly Interest Payment Date”), in arrears, commencing on January 15, 2037. Any installment of interest (or portion thereof) deferred in accordance with Section 201(g) or otherwise unpaid shall bear interest, to the extent permitted by law, at the rate of interest then in effect on the CENts, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 201(h).

(f) To Whom Interest Payable. Interest shall be payable to the Person in whose name the CENts are registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, except that (i) interest payable on any CENts pursuant to their repayment in full in accordance with Article Three and (ii) interest payable on the Final Repayment Date shall be paid to the Person to whom principal is paid. The Regular Record Dates for the CENts shall be the first day of the month in which an Interest Payment Date occurs; provided that for so long as the CENts are held by the Property Trustee (or, if distributed to the holders of the Capital Securities in accordance with Section 9.4 of the Trust Agreement, for so long as the CENts are issued in the form of Global Securities) the Regular Record Dates for the CENts shall be one Business Day prior to the relevant Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained for such purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. The principal of and interest on the CENts payable at Maturity will be made against presentation of the CENts at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota. Upon written request to the Paying Agent not less than 15 calendar days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of CENts may receive payment of interest, other than payments of interest payable at Maturity, by wire transfer of immediately available funds.

(g) Option to Defer Interest Payments. (i) The Company shall have the right, at any time and from time to time prior to the Final Repayment Date, to defer the payment of interest on the CENts for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the CENts; and provided, further, that if there has occurred and is continuing an Event of Default with respect to the CENts or the Company is in default regarding its payment of any obligation under the Guarantee or the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing, the Company shall not, and shall not permit any Subsidiary to: (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (B) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation pari passu with the CENts (“Parity Securities”) or junior to the CENts or (C) make any guarantee payments with respect to any guarantee by the Company of the junior subordinated debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to the CENts.

(ii) The restrictions listed in clause (i) of this Section 201(g) do not apply to:

(A) any repurchase, redemption or other acquisition of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;

(B) any exchange, redemption or conversion of any class or series of the capital stock of the Company or of any of its Subsidiaries for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

(C) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

(D) any declaration of a dividend in connection with a stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto;

(E) any payment by the Company under our Guarantee regarding the Issuer Trust;

(F) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

(G) any payment during a Deferral Period of current interest in respect of Parity Securities that is made pro rata to the amounts due on such Parity Securities and on the CENts and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; provided that such payments are made in accordance with Section 201(h) to the extent it applies; or

(H) any payment of principal during a Deferral Period in respect of Parity Securities having the same Scheduled Maturity Date as the CENts, as required under a provision of such Parity Securities that is substantially the same as the provision described in Section 201(d), and that is made on a pro rata basis among one or more series of Parity Securities having such a provision and the CENts.

(iii) At the end of any Deferral Period, the Company shall pay all deferred interest on the CENts (together with Additional Interest thereon, if any, at the rate specified for the CENts) to the extent permitted by applicable law, to the Persons in whose names the CENts are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.

(iv) Subject to Section 201(r), in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling nearest the first anniversary of its commencement, the restrictions set forth in clause (i) of this Section 201(g) shall continue in effect in respect of any redemption or repurchase of securities that rank pari passu with or junior to the CENts until the first anniversary of the termination of such Deferral Period.

(v) Upon termination of any Deferral Period and upon the payment of all deferred interest and any Additional Interest then due on any Interest Payment Date the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 201(g).

(vi) The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 201(h).

(vii) The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the CENts, to the Holders of the CENts and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date or (ii) if the Property Trustee is the sole holder of the CENts, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date for such Distribution Date or of such Distribution Date.

(h) Payment of Deferred Interest. The Company will not pay deferred interest (including Additional Interest thereon) on the CENts on any Interest Payment Date during any Deferral Period prior to the Final Repayment Date or at any time an Event of Default has occurred and is continuing from any source other than Eligible Proceeds. Notwithstanding the foregoing, (i) the Company may pay current interest during a Deferral Period from any available funds and (ii) if the Federal Reserve disapproves of the Company’s sale of Common Stock or Preferred Stock, the Company may pay deferred interest on the CENts from any source and if the Federal Reserve disapproves of the use of proceeds of the Company’s sale of Common Stock or Preferred Stock to pay deferred interest on the CENts, the Company may use the proceeds for other purposes and continue to defer interest on the CENts. To the extent that the Company applies proceeds from the sale of Common Stock and Preferred Stock to pay interest on the CENts, such proceeds shall be allocated first to deferred payments of interest (including Additional Interest thereon) in chronological order based on the date each payment was first deferred; provided that no such proceeds will be applied to deferred interest payments (including Additional Interest thereon) to the extent such proceeds exceed the amounts described in clause (1) of Section 201(j) until all other deferred interest payments (and Additional Interest thereon) with respect to such Deferral Period have been paid in full. The payment of interest from any other source shall be applied to current or deferred interest as directed by the Company and notified to the Trustee prior to the applicable Interest Payment Date. To the extent any payment allocable to any installment of interest (including Additional Interest thereon) is insufficient to pay such installment in full, such payment shall be applied pro rata to the outstanding CENts. If the Company has outstanding Parity Securities under which it is obligated to sell Common Stock or Preferred Stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the CENts and those Parity Securities on a pro rata basis up to the Maximum Share Number and the Common Stock Issuance Cap or Preferred Stock Issuance Cap (or comparable provisions in the instruments governing those Parity Securities) in proportion to the total amounts that are due on the CENts and such Parity Securities, or on such other basis as the Federal Reserve may approve.

(i) No Additional Amounts. No additional amounts will be paid to the Holders of the CENts pursuant to Section 1006 of the Indenture.

(j) Alternative Payment Mechanism. Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company shall, unless after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved, issue Common Stock or Preferred Stock until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate and unpaid amount of deferred interest on the CENts (including Additional Interest thereon) and applied such Eligible Proceeds on the next Interest Payment Date to the payment of deferred interest (including Additional Interest thereon) in accordance with Section 201(h); provided that:

(1) the foregoing obligations shall not apply to the extent that (i) with respect to deferred interest attributable to the first five years of any Deferral Period (including Additional Interest thereon), the net proceeds of any issuance of Common Stock applied during such Deferral Period to pay interest on the CENts pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Common Stock so applied, would exceed an amount equal to 2% of the product of the average of the Current Stock Market Prices of the Common Stock on the 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Company’s then most recent publicly available consolidated financial statements (the “Common Stock Issuance Cap”) and (ii) the net proceeds of any issuance of Preferred Stock applied to pay interest on the CENts pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Preferred Stock applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the CENts initially issued under the Indenture (the “Preferred Stock Issuance Cap”); provided that the Common Stock Issuance Cap will cease to apply after the ninth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event and the Maximum Share Number; and provided, further, that if the Common Stock Issuance Cap is reached during a Deferral Period and the Company subsequently repays all deferred interest, the Common Stock Issuance Cap will cease to apply at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period;

(2) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (and to the Property Trustee of the Issuer Trust to the extent it is the Holder of the CENts) no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable after commercially reasonable efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;

(3) to the extent that the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest (including Additional Interest thereon) on any Interest Payment Date pursuant to this Section 201(j) and subject to the Common Stock Issuance Cap and the Preferred Stock Issuance Cap, such Eligible Proceeds shall be applied in accordance with Section 201(h); and

(4) the Company shall not be permitted to sell more than 100 million shares of Common Stock (such number, as it may be adjusted from time to time, the “Maximum Share Number”) for purposes of paying deferred interest on the CENts; provided that if the issued and outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Maximum Share Number shall be correspondingly adjusted; and provided, further, that the Company may, at its discretion and without the consent of the Holders of the CENts, increase the Maximum Share Number (including through the increase of the Company’s authorized share capital, if necessary) if the Company determines that such increase is necessary to allow the Company to issue sufficient shares to pay deferred interest on the CENts.

For the avoidance of doubt, once the Company reaches the Common Stock Issuance Cap for a Deferral Period, the Company shall not be required to issue more Common Stock with respect to deferred interest attributable to the first five years of such Deferral Period (including Additional Interest thereon) pursuant to this Section 201(j) even if the amount referred to in clause (1)(i) of this Section 201(j) subsequently increases because of a subsequent increase in the sale price of Common Stock or the number of outstanding shares of Common Stock. The Company shall not be excused from its obligations under this Section 201(j) if it determines not to pursue or complete the sale of Common Stock or Preferred Stock due to pricing, dividend rate or dilution considerations.

(k) Events of Default. Solely for purposes of the CENts, clauses (1) and (4) of Section 501 of the Indenture shall not apply. In addition to clauses (2) and (3) of Section 501 of the Indenture, the events set forth in the following clauses (1) and (2) shall constitute Events of Default; Section 502 of the Indenture shall not apply to an Event of Default of the nature set forth in clause (2) below or in clauses (2) and (3) of Section 501 of the Indenture; and clauses (1) and (2) of each of Sections 503 and 508 of the Indenture shall be replaced with clauses (1) and (2) below:

(1) default in the payment of interest, including Additional Interest, in full on any CENts for a period of 30 days after the conclusion of a 10-year period following the commencement of any Deferral Period; or

(2) default in the payment of the principal of the CENts when due whether at maturity, upon redemption or otherwise, subject in the case of any repayment pursuant to Section 201(d) to the limitations set forth therein;

For the avoidance of doubt, and without prejudice to any other remedies that may be available to the Trustee, the Holders of the CENts or the holders of the Capital Securities under the Indenture, no breach by the Company of any other covenant or obligation under the Indenture or the terms of the CENts shall be an Event of Default with respect to the CENts.

(l) Redemption. The CENts shall be redeemable in accordance with Article Eleven of the Indenture, provided that (i) the CENts are redeemable in whole or in part at the option of the Company at any time after the date hereof at a Redemption Price equal to (1) 100% of their principal amount plus accrued and unpaid interest to the Redemption Date or (2) in the case of any such redemption prior to December 15, 2036, if greater, the Make-Whole Redemption Price; (ii) in the case of a redemption of the CENts pursuant to Tax Event or a Rating Agency Event, the Redemption Price shall equal the greater of (1) 100% of their principal amount plus accrued and unpaid interest to the Redemption Date or (2) the Make-Whole Redemption Price and (iii) in the case of a redemption of the CENts pursuant to an Investment Company Event or a Capital Treatment Event, the Redemption Price shall equal 100% of their principal amount plus accrued and unpaid interest to the Redemption Date. The date of the prospectus referred to in the definitions of Capital Treatment Event and Investment Company Event set forth in the Indenture is November 27, 2006.

(m) Replacement Capital Covenant. The Company shall not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities for purposes of determining the extent to which repayment, redemption or repurchase of the CENts or Capital Securities is permitted, except with the consent of the holders of a majority by liquidation amount of the Capital Securities or, if the CENts have been distributed by the Issuer Trust, the Holders of a majority by principal amount of the CENts. Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the Holders of the Capital Securities or the CENts.

(n) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Each Holder, by such Holder’s acceptance of the CENts, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of such CENts, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to Section 201(g) (including Additional Interest thereon) that has not been paid pursuant to Sections 201(h) and (j) to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Additional Interest thereon) on such Holder’s CENts; provided that a Holder of CENts will have an additional preferred equity claim in respect of such accumulated and unpaid interest (including Additional Interest thereon) which is in excess of two years of accumulated and unpaid interest (including Additional Interest thereon) that is senior to the Common Stock and is or would be pari passu with any Preferred Stock up to the amount equal to its pro rata share of any unused portion of the Preferred Stock Issuance Cap. Any such claim will be subject to applicable law.

(o) No Sinking Fund, Repayment at the Option of Holders, Exchange, Securities Fund, Defeasance or Conversion. Section 403 of the Indenture and Articles Twelve, Thirteen, Fourteen, Fifteen, Seventeen and Nineteen of the Indenture shall not apply to the CENts. For the avoidance of doubt, Section 401 of the Indenture shall apply to the CENts.

(p) Form. The CENts shall be issued as Registered Securities without coupons and shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.

(q) Subordination. The subordination provisions of Article Eighteen of the Indenture shall apply to the CENts; provided that for the purposes of the CENts (but not for the purposes of any other Debt Securities unless specifically set forth in the terms of such Debt Securities), (i) Senior Debt shall also include debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the Company, that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the CENts and (ii) Senior Debt shall exclude trade accounts payable and accrued liabilities arising in the ordinary course of business.

(r) Business Combinations. If the Company engages in any merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as any entirety to any other Person, where immediately after the consummation of such transaction more than 50% of the voting stock of the Person formed by such transaction, or the Person that is the surviving entity of such transaction, or the Person to whom such properties and assets are conveyed, transferred or leased in such transaction, is owned by the shareholders of the other party to such transaction, then (i) Section 201(h) shall not apply to any interest on the CENts that is deferred and unpaid as of the date of consummation of such transaction and (ii) clause (iv) of Section 201(g) shall not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such transaction.

(s) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints Wells Fargo Bank, N.A. as Security Registrar, Authenticating Agent and Paying Agent with respect to the CENts. The CENts may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of Minneapolis, Minnesota and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the CENts shall be the Security Registrar’s office in Minneapolis, Minnesota.

ARTICLE THREE

REPAYMENT OF THE DEBENTURES

Section 301. Repayment. The Company shall, not more than 15 nor less than 10 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of CENts to be repaid on such date pursuant to Section 201(d).

Section 302. Selection of CENts to be Repaid. If less than all the CENts are to be repaid on any Repayment Date (unless the CENts are issued in the form of a Global Security or held by the Property Trustee), the particular CENts to be repaid shall be selected not more than 60 days prior to such Repayment Date by the Trustee, from the Outstanding CENts not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any CENt, provided that the portion of the principal amount of any CENt not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).

The Trustee shall promptly notify the Company in writing of the CENts selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of CENts shall relate, in the case of any CENt repaid or to be repaid only in part, to the portion of the principal amount of such CENt which has been or is to be repaid. CENts registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the CENts selected for repayment except to the extent no other CENts remain or would remain outstanding.

Section 303. Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th day, and not later than the 10th Business Day, prior to the Repayment Date, to each Holder of CENts to be repaid, at the address of such Holder as it appears in the Security Register.

Each notice of repayment shall identify the CENts to be repaid (including CUSIP number, if a CUSIP number has been assigned to the CENts) and shall state:

(a) the Repayment Date;

(b) if less than all Outstanding CENts are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular CENts to be repaid;

(d) that on the Repayment Date, the principal amount of the CENts to be repaid will become due and payable upon each such CENt or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and

(e) the place or places where such CENts are to be surrendered for payment of the principal amount thereof.

Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any CENt designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other CENt.

Section 304. Deposit of Repayment Amount. Prior to 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 303, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 1003 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest (including Additional Interest) on, all the CENts which are to be repaid on that date.

Section 305. Repayment of CENts. If any notice of repayment has been given as provided in Section 303, the CENts or portion of the CENts with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such CENts at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any Additional Interest) to the Repayment Date; provided that, except in the case of a repayment in full of all Outstanding CENts, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such CENts, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 307 of the Indenture.

Upon presentation of any CENt repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new CENt or CENts, of authorized denominations, in aggregate principal amount equal to the portion of the CENt not repaid and so presented and having the same Scheduled Maturity Date and other terms. If a Global Security is so surrendered, such new CENt will also be a new Global Security.

If any CENT required to be repaid shall not be so repaid upon surrender thereof, the principal of such CENt shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the CENt.

ARTICLE FOUR

MISCELLANEOUS

Section 401. Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 through operation of Section 318(c) thereof, such imposed duties shall control.

Section 402. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 403. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.

Section 404. Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 405. Benefit of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the CENts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the Holders, and, to the extent set forth in Section 201(m), the holders of the Capital Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 406. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 407. No Representations by Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

Section 408. Amendments. Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the consent of the Holders of the CENts shall not be required to effect any amendment required in order to make this First Supplemental Indenture consistent with the description of the First Supplemental Indenture contained in the Prospectus, dated June 19, 2006, as supplemented by the Prospectus Supplement, dated November 27, 2006, relating to the Capital Securities.

* * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

WELLS FARGO & COMPANY

By:	/s/ Barbara S. Brett
Name:	Barbara S. Brett
Title:	Senior Vice President and
Assistant Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Sharon K. McGrath
Name:	Sharon K. McGrath
Title:	Vice President

[First Supplemental Indenture]

Annex A – Form of CENt

ANNEX A

The following legend applies if this Security is a Global Security: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

WELLS FARGO & COMPANY

5.95% Capital Efficient Note due 2086

No.

CUSIP No.

$

WELLS FARGO & COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay                                     , or registered assigns, the principal sum of                              dollars ($                    ) on December 1, 2086, or if such day is not a Business Day (as hereinafter defined), the following Business Day (the “Final Repayment Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Debt Security shall be payable in full on December 15, 2036, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the First Supplemental Indenture hereinafter referred to. The Company further promises to pay interest on said principal sum from December 5, 2006 or from the most recent Interest Payment Date for which interest has been paid or duly provided for. This Debt Security shall bear interest (i) from and including December 5, 2006 to but excluding the Scheduled Maturity Date (or if earlier, until the principal hereof is paid in full), at the rate of 5.95% per annum, payable (subject to deferral as set forth herein) semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2007, and (ii) thereafter, at an annual rate equal to one-month LIBOR (as defined in the First Supplemental Indenture) plus 1.85%, payable (subject to deferral as set forth herein) on the 15th day of each month, or in the case of this clause (ii), if any such day is not a Business Day, the following Business Day unless such date would fall in the next calendar month, in which case the immediately preceding Business Day, in arrears, commencing on January 15, 2037, until the principal thereof is paid or duly provided for or made available for payment (each such day referred to in clause (i)

or (ii), an “Interest Payment Date”). In the event any Interest Payment Date before the Scheduled Maturity Date is not a Business Day, the interest payable on such day shall be paid on the following Business Day and no interest will accrue as a result of such postponement. Any installment of interest (or portion thereof) deferred in accordance with the First Supplemental Indenture or otherwise unpaid on the relevant Interest Payment Date shall bear interest, to the extent permitted by law, at the rate of interest then in effect on this Debt Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the First Supplemental Indenture.

From and including December 5, 2006 to but excluding the Scheduled Maturity Date, the amount of interest payable on this Debt Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months; thereafter, the amount of interest payable on this Debt Security shall be computed on the basis of a 360-day year and the actual number of days elapsed. A “Business Day” shall mean any day other than (i) a Saturday or Sunday or other day on which banking institutions in The City of New York, Minneapolis, Minnesota or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (ii) on or after December 15, 2036, a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be (i) the Business Day next preceding such Interest Payment Date if this Debt Security is issued in the form of a Global Security or is held by the Property Trustee, or (ii) the first day of the month in which such Interest Payment Date occurs if this Debt Security is not issued in the form of a Global Security or held by the Property Trustee. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debt Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.

The Company shall have the right, at any time and from time to time prior to the Final Repayment Date, to defer the payment of interest on this Debt Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period (as hereinafter defined) shall extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the Debt Securities of this series; and provided, further, that during any such Deferral Period (and, except as provided in the First Supplemental Indenture with respect to certain transactions, in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling closest to the first anniversary of the commencement of such Deferral Period, until the first anniversary of the termination of such Deferral Period), if there has occurred and is continuing an Event of Default with respect to the Debt Securities of this series or if the Company has given notice of its election to defer interest payments but the Deferral Period has not yet commenced or a Deferral Period is continuing or the Company is in default regarding its payment of any obligation under its guarantee regarding the Issuer Trust, the Company shall not, and shall not permit any Subsidiary, subject to certain exceptions set forth in the First Supplemental Indenture, to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (ii) other than any repayment of the Debt Securities of this series pursuant to Section 201(d) of the First Supplemental Indenture or any partial payments of deferred interest that may be made pursuant to Section 201(h) of the First Supplemental Indenture, make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including other Debt Securities or other junior subordinated debt) that ranks upon the Company’s liquidation pari passu with or junior in interest to this Debt Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to this Debt Security. Each period beginning on the Interest Payment Date with respect to which the Company elects to defer all or part of any interest payment and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid interest on this Debt Security is referred to as a “Deferral Period.” At the end of any such Deferral Period, the Company shall pay all interest then accrued and unpaid on this Debt Security (together with Additional Interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Debt Security is registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period. Upon termination of any Deferral Period, the Company may elect to begin a new Deferral Period, subject to the above requirements. The Company may elect to pay current interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including Additional Interest thereon) to the extent required, by the First Supplemental Indenture.

The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the Debt Securities of this series, to the Holders of the Debt Securities of this series and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date, or (ii) if the Property Trustee is the sole holder of the Debt Securities of this series, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of such Capital Securities of the record date for such Distribution Date or of such Distribution Date.

Payment of principal of (and premium, if any) and interest on this Debt Security will be made at the office or agency of the Company maintained for that purpose in the City of Minneapolis, Minnesota or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register. Upon written request to the Paying Agent not less than 15 days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Debt Securities of the series may receive payments of interest, other than payments of interest at Maturity, by wire transfer of immediately available funds.

The indebtedness evidenced by this Debt Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Debt Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debt Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. The Debt Securities of this series shall, not in limitation of the preceding sentence, rank junior to debt securities issued under the Indenture dated August 30, 1999 between the Company and The Bank of New York Trust Company, N.A. (successor in interest to The First National Bank of Chicago).

Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WELLS FARGO & COMPANY

By:
Name:
Title:

[SEAL]

Attest:

[Secretary or Assistant Secretary]

Dated:

This is one of the Debt Securities, of the series designated herein, described in the within mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. Not in its individual capacity but solely as Trustee

By:
Authorized Officer:

OR

Wells Fargo Bank, N.A., as
Authenticating Agent for the Trustee

By:
Authorized Signature

REVERSE OF SECURITY

This Debt Security is one of a duly authorized issue of securities of the Company (herein called the “Debt Securities”), issued and to be issued in one or more series under an Indenture, dated as of August 1, 2005 (herein called the “Indenture”), as supplemented by the first supplemental indenture thereto, dated as of December 5, 2006 (herein called the “First Supplemental Indenture”), between the Company and The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities of this series, and of the terms upon which the Debt Securities of this series are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof, limited in aggregate principal amount of $ 1,001,000,000.

All terms used in this Debt Security that are defined in the First Supplemental Indenture, in the Indenture or in the Amended and Restated Declaration of Trust and Trust Agreement, dated as of December 5, 2006 (the “Trust Agreement”), for Wells Fargo Capital X, among Wells Fargo & Company, as Depositor, and the Issuer Trustees named therein and the Holders referred to therein, shall have the meanings assigned to them in the First Supplemental Indenture, the Indenture or the Trust Agreement, as the case may be; provided, however, in the event that different meanings are assigned in the First Supplemental Indenture and the Indenture, the meanings assigned in the First Supplemental Indenture shall control.

The Company may, at its option, and subject to the terms and conditions of the First Supplemental Indenture and Article Eleven of the Indenture, redeem this Debt Security in whole or in part at any time at a price equal to the greater of (1) 100% of the principal amount of this Debt Security (plus accrued and unpaid interest to the Redemption Date) or (2) in the case of any redemption prior to the Scheduled Maturity Date, the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date (assuming for this purpose the repayment in full of this Debt Security on the Scheduled Maturity Date) on this Debt Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.375%.

Upon the occurrence and during the continuation of a Tax Event, Rating Agency Event, Investment Company Event or Capital Treatment Event in respect of the Issuer Trust, the Company may, at its option, at any time within 90 days of the occurrence of such event, redeem the Debt Securities of this series, in whole but not in part, subject to Section 1108 and the other provisions of Article Eleven of the Indenture and Section 201(l) of the First Supplemental Indenture. In the case of a Tax Event or a Rating Agency Event, the redemption price shall be equal to the greater of (1) 100% of the principal amount of this Debt Security (plus accrued and unpaid interest through the Redemption Date) or (2) the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date on this Debt Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.50%. In the case of an Investment Company Event or a Capital Treatment Event, the redemption price shall be equal to 100% of the principal amount of this Debt Security (plus accrued and unpaid interest through the Redemption Date).

In the event of redemption or repayment of this Debt Security in part only, a new Debt Security or Debt Securities of this series for the unredeemed or unpaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Debt Security upon compliance by the Company with certain conditions set forth in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Debt Securities of this series, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of all series to be affected by such supplemental indenture, acting together. The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the securities of all series issued under the Indenture at the time Outstanding, acting together, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series. Any such consent or waiver by the registered Holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.

As provided in and subject to the provisions of the Indenture and the First Supplemental Indenture, if an Event of Default arising from a default in the payment of interest (including Additional Interest) in full for a period of 30 days after the conclusion of a 10-year period following the commencement of any Deferral Period with respect to the Debt Securities of this series at the time Outstanding, occurs and is continuing, then and in each such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series may declare the principal amount, and accrued interest (including Additional Interest), of all the Debt Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that if, upon such an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of this series fail to declare the principal amount of all the Debt Securities of this series to be immediately due and payable, either the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Debt Securities of this series shall become immediately due and payable; and provided, further, that the payment of principal and interest (including any Additional Interest) on such Debt Securities shall remain subordinated to the extent provided in Article Eighteen of the Indenture.

Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Debt Security, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to the First Supplemental Indenture (including Additional Interest thereon) that has not been paid out of the proceeds of the issuance of certain securities in accordance with the First Supplemental Indenture to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Additional Interest thereon) on this Debt Security; provided, that a Holder of CENts will have an additional preferred equity claim in respect of such accumulated and unpaid interest (including compounded interest thereon) which is in excess of two years of accumulated and unpaid interest (including Additional Interest thereon) that is senior to the Common Stock and is or would be pari passu with any Preferred Stock up to the amount equal to its pro rata share of any unused portion of the Preferred Stock Issuance Cap. Any such claim will be subject to applicable law.

No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Debt Security or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debt Security at the times, places and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Debt Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for like aggregate principal amount of Debt Securities of a different authorized denomination, as requested by the Holder surrendering the same.

If this Debt Security is a Global Security, this Debt Security is exchangeable for definitive Debt Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Debt Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Debt Security shall be exchangeable for definitive Debt Securities in registered form and notifies the Trustee thereof, or (z) an Event of Default with respect to the Debt Securities represented hereby has occurred and is continuing. If this Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Debt Securities in registered form, bearing interest at the same rate, having the same terms and of authorized denominations aggregating a like amount.

If this Debt Security is a Global Security, this Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Debt Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, the First Supplemental Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company and, by its acceptance of this Debt Security or a beneficial interest herein, the Holder of, and any Person that acquires beneficial interest in, this Debt Security agree that, for United States Federal, state and local tax purposes, it is intended that this Debt Security constitute indebtedness.

THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS DEBT SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common

TEN ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —                                                               Custodian

                                                                                              (Cust)                                                                      (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of WELLS FARGO & COMPANY and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

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